FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2004

Commission file number 1-12579

OGE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1481638 (I.R.S. Employer Identification No.)

321 North Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        On January 15, 2004, OGE Energy Corp. (the “Company”) announced that its Oklahoma Gas and Electric Company subsidiary (“OG&E”) has withdrawn its request for a $91 million rate increase. The Company’s decision is due to the delay in acquiring a 77 percent interest in the NRG McClain power plant located near Newcastle, Oklahoma. On January 15, 2004, the Federal Energy Regulatory Commission, which has yet to approve OG&E’s acquisition of the plant, discussed a procedural timeframe that would produce a decision on the acquisition late this summer. Attached as Exhibit 99.01 is the press release for this announcement.

Item 7. (c) Exhibits

Exhibit Number	Description
99.01	Press release dated January 15, 2004, announcing OG&E Withdraws Oklahoma Rate Case.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

January 16, 2004

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Exhibit 99.01

OG&E Withdraws Oklahoma Rate Case
Company honoring 2002 customer-savings guarantee

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) today announced that its Oklahoma Gas and Electric Company subsidiary has withdrawn its request for a $91 million rate increase.

The company said its decision is due to the delay in acquiring a 77 percent interest in the NRG McClain power plant located near Newcastle, Okla. The Federal Energy Regulatory Commission, which has yet to approve OG&E’s acquisition of the plant, today discussed a procedural timeframe that would produce a decision on the acquisition late this summer.

“While we fully intend to complete our acquisition of the McClain plant, we believe it is in the best interest of our customers, the Oklahoma Corporation Commission, and the company to withdraw our current case, then re-file at a later date,” said Brian Alford, OG&E spokesman.

Despite pulling the case, OG&E is honoring its commitment to customer savings that it agreed to in its 2002 Oklahoma rate settlement. In that agreement, the company guaranteed customers at least $25 million per year in savings over a three-year period that would be created by fuel cost savings from the new plant and allowing costly power-purchase contracts to expire.

“While we do not yet own the highly efficient McClain facility, we have entered into an agreement to purchase low-cost power from it,” Alford said. “This low-priced power, combined with savings created by reductions in purchase power contracts, allows us to pass on about $2 million per month in savings to our customers.”

Alford added that while all customers are benefiting from the savings, which started Jan. 1, schools and small businesses would not see the additional savings that the company’s rate case had outlined. “We regret that we will be unable to pass on additional savings to schools, non profit organizations and small businesses this year,” Alford said. “These groups can rest assured, however, that we intend to seek additional savings for them in our revised filing.”

OG&E serves approximately 720,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

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